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                                                                     EXHIBIT 10


                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                             THE TAPE COMPANY, INC.

                                      AND

                           STAGE 4 PRODUCTIONS, INC.
                 (D/B/A PRODUCERS TAPE SERVICE/ALL MEDIA, INC.)



                           DATED AS OF JUNE 18, 1999




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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is dated as of June 18, 1999 (this "AGREEMENT") and is by and among The Tape Company, Inc., an Illinois corporation ("BUYER"), Stage 4 Productions, Inc. (d/b/a Producers Tape Service/All Media, Inc.), a Michigan corporation ("SELLER"), and William T. Gutherie (the "STOCKHOLDER").

         A. WHEREAS, Seller is engaged in two lines of business - the Loading Business and the Tape Business, each of which is defined in Article I hereof.

         B. WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, certain assets used by Seller in connection with the Tape Business on the terms and conditions set forth herein.

         C. NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agrees as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1. CERTAIN DEFINED TERMS. As used in this Agreement, (i) terms defined in the Preamble or elsewhere in this Agreement shall have the meaning set forth therein and (ii) the following terms shall have the following meanings:

         "ACTION" means any claim, action, suit, arbitration, inquiry, proceeding or investigation, in each case, by or before any Governmental Authority.

         "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "CLOSING" and "CLOSING DATE" have the meanings specified in Section
3.1 hereof.

         "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor or by contract, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "ENCUMBRANCE" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge or encumbrance.


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         "ENVIRONMENT" means surface waters, groundwaters, soil, subsurface strata and ambient air.

         "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit (hereinafter "CLAIMS"), including without limitation (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAWS" means any federal, state or local law, including any statute, rule, regulation, ordinance, code or rule of common law, now or hereafter in effect and in each case as amended, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 6901 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq.; the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq.; and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.

         "ENVIRONMENTAL PERMITS" means all permits, written approvals, U.S. Environmental Protection Agency or state generator numbers, licenses and other authorizations from applicable Governmental Authorities required under any applicable Environmental Law.

         "GAAP" means United States generally accepted accounting principles and practices as promulgated by the Financial Accounting Standards Board as in effect from time to time applied consistently throughout the periods involved.

         "GOVERNMENTAL AUTHORITY" means any United States federal, state or local governmental, regulatory or administrative authority, agency or commission, or any political subdivision thereof, or any court, tribunal or arbitral body.

         "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "HAZARDOUS MATERIALS" means (a) petroleum and petroleum fuels, lubricants and cleaning agents, radioactive materials, friable asbestos material as defined under 40 C.F.R. 61.141, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls in concentrations of 50 ppm, and radon gas; (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances",



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"hazardous wastes", "hazardous materials" or "extremely hazardous wastes" under any Environmental Law; and (c) any other chemical, material or substance exposure to which is regulated pursuant to any applicable Environmental Law.

          "INDEMNIFIED PARTY" means any Person having a right to indemnification from an Indemnifying Party under the terms and provisions of
Article XI hereof.

         "INDEMNIFYING PARTY" means any Person responsible or obligated to provide indemnification to an Indemnified Party under the terms and provisions of Article XI hereof.

         "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any law (including, without limitation, any Environmental Law), rule, regulation, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking, including all indemnification obligations under any charter document, any indemnity agreement or as permitted under applicable law.

         "LOADING BUSINESS" means the assembly business conducted by the Seller and consisting of cutting bulk reels of blank video and audio recording tape to custom lengths, loading such tapes into blank cassettes, duplicating and replicating recordable media and providing custom packaging.

          "MATERIAL ADVERSE EFFECT" means, for purposes of the representations of Seller and the Stockholder hereunder, any circumstance, change in, or effect on, the Tape Business, that is, or would be, materially adverse to the operations, assets or liabilities (including, without limitation, contingent liabilities), customer or supplier relationships, prospects, results of operations or the financial condition of the Tape Business.

         "OTHER AGREEMENTS" means the Restrictive Covenant Agreement, the Kansas Lease Consent and the Detroit Lease Amendment.

         "PERSON" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "RESTRICTIVE COVENANT AGREEMENT" means the Stockholder Restrictive Covenant Agreement and the Seller Restrictive Covenant Agreement in the form of EXHIBITS A AND B attached hereto to be executed and delivered by Seller, Buyer and the Stockholder concurrently with the Closing hereunder.

         "TAPE BUSINESS" means the sale and distribution of blank professional video and audio recording tape, blank data storage media products, blank film and related products (excluding the Loading Business) as conducted by Seller.




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                                   ARTICLE II
                        SALE AND PURCHASE OF TAPE ASSETS

         2.1. SALE AND PURCHASE OF TAPE ASSETS. Subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the representations, warranties, obligations and agreements set forth herein, at the Closing, Seller shall validly sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the right, title and interest of Seller in, to and under all of the following assets, to the extent they relate to, or are used by Seller in connection with or are necessary for the operation of, the Tape Business, but excluding the Excluded Assets (as hereinafter defined) (collectively, the "TAPE ASSETS"):

                  (a) all customer lists, telephone lists, prospect lists, customer information (including all information relating to customer credit history, purchasing information, contact names, addresses and phone numbers and all other customer information), all tradenames, trademarks and other business identifiers, including the names "Producers Tape Service", "All Media" and "Producers Tape Service/All Media" and all abbreviations and variations thereof and all advertising materials, catalogs, price lists, mailing lists, distribution lists, sales and promotional materials, customer and sales order files and records, all rights under the Unfilled Tape Orders (as hereinafter defined), customer commitments and obligations relating to future purchases and under all agreements pursuant to which any Tape Inventory (as hereinafter defined) of the Seller is held by third parties under a consignment or similar arrangement, all trade secrets and confidential information, all rights to enforce (for the benefit of Buyer) all confidentiality, non-disclosure and restrictive covenant agreements with respect to the Tape Business (including any employee confidentiality, nondisclosure and noncompete agreements of employees of Seller who are, after the date hereof, employed by Buyer, excluding any such agreements executed by the Stockholder), all transferable licenses, franchises, rights and authorizations, those certain telephone and fax numbers set forth on Schedule 2.1(a) hereto and all goodwill of every kind and nature relating to or associated with the Tape Business (collectively, the "TAPE GOODWILL ASSETS");

                  (b) all Tape Business finished goods inventory, consisting of the products (and net prices therefor) set forth on the Seller's inventory listing as of June 18, 1999, a copy of which is attached hereto as Schedule 2.1(b) (the "TAPE INVENTORY LIST"), including all transferable rights of return to the supplier thereof, if any, and all other rights, benefits and privileges associated therewith or related thereto; (collectively, the "TAPE INVENTORY"), excluding, however, all inventory which is (i) visibly damaged or defective as determined during the course of the physical inventory required under Section 2.4(c) hereof or (ii) in excess of the amount of such product contained in the Tape Inventory List (collectively, the "EXCLUDED TAPE INVENTORY");

                  (c) that certain lease dated March 10, 1997 between Seller, as tenant, and Edgewater Troy I Company, LLC, as landlord, for the Seller's facility located at 395 E. Elmwood, Troy, Michigan (the "DETROIT OFFICE"), as said lease shall be amended by the Detroit Lease Amendment (as hereinafter defined), and that certain lease dated March 8, 1999 between



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Seller, as tenant, and Barney A. Karbank, as landlord, for the Seller's facility located at 8904 Nieman, Overland Park, Kansas (the "KANSAS OFFICE", and collectively with the Detroit Office, the "TAPE OFFICES") (the foregoing leases being collectively referred to herein as the "TAPE OFFICE LEASES");

                  (d) those certain equipment and personal property leases described on Schedule 2.1(d) attached hereto (collectively, the "TAPE EQUIPMENT LEASES");

                  (e) those certain personal property assets and fixed assets located in the Tape Offices and described on Schedule 2.1(e) hereto (the "TAPE FIXED ASSETS").

         2.2 EXCLUDED ASSETS. Notwithstanding the foregoing, the following assets (collectively, the "EXCLUDED Assets") shall not be sold or transferred to the Buyer and shall be retained by the Seller:

                  (a) all cash and cash equivalents (excluding deposits (i) held by the lessors under the Tape Office Leases and the Tape Equipment Leases and (ii) held by the Seller in respect of Unfilled Tape Orders which are filled by the Buyer);

                  (b) all accounts receivable, notes and other amounts due and payable to Seller from any customer or any other party;

                  (c) all minute books and stock ledgers;

                  (d) all Excluded Tape Inventory;

                  (e) all of Seller's rights under this Agreement;

                  (f) all assets which exclusively relate to, are used by and are necessary for the operation by the Seller of, the Loading Business;

                  (g) all contractual rights and obligations, except for the Tape Office Leases, the Tape Equipment Leases and as otherwise included in the Tape Goodwill Assets described above;

                  (h) those certain assets specifically described in Schedule
2.2 (h) hereto; and

                  (i) Seller's rights in and to the name "Stage 4 Productions, Inc."

         2.3. ASSUMED TAPE LIABILITIES. Subject to the terms and conditions set forth herein, at the Closing, Buyer shall assume and agree to discharge and perform all of Seller's obligations due under or arising from (i) the Tape Office Leases and the Tape Equipment Leases and (ii) those certain unfilled customer orders described on Schedule 2.3 attached hereto (and such further unfilled customer orders as shall arise between the date hereof and the Closing as shall be accepted by the Buyer) (the "UNFILLED TAPE ORDERS"), in each case, to the extent such



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obligations are due, or arise, on and after the Closing Date with respect to the remaining terms thereof (collectively, the "ASSUMED TAPE LIABILITIES"). Except for the Assumed Tape Liabilities, Buyer does not assume or agree to discharge or perform any debts, liabilities or obligations of Seller or any predecessor or affiliate thereto, it being expressly agreed and understood that, except for the Assumed Tape Liabilities, Buyer does not agree to assume, nor shall have any responsibility, liability or obligation for any Liabilities of Seller or the Stockholders, including the following (collectively, the "RETAINED TAPE Liabilities"):

                  (i) any liability or obligation of Seller based upon, arising out of or otherwise in respect of the negotiation and preparation of this Agreement or any of the Schedules or Exhibits hereto, or the consummation of the transactions contemplated hereby, including without limitation, any tax liability so arising;

                  (ii) any liability or obligation based upon, arising out of or otherwise in respect of, any accounts payable, trade payables, employee wages, employee benefits, product liability, product warranty, or any agreement or contract to which Seller is a party;

                  (iii) any liability or obligation of Seller, or any consolidated group of which Seller is or has been a member, for any federal, state, county or local taxes, or any interest, additions to and/or penalties thereon, accrued for, applicable to or arising during any period whether prior to or following the date hereof;

                  (iv) any liability or obligation of Seller for any cause of action, claim, demand, breach or violation of any kind or description, whether arising under any contract, agreement, law, rule or regulation, or otherwise, including without limitation, any claim for personal injury, malpractice, negligence, fraud, discrimination, sexual harassment, wrongful termination, property damage or any environmental claim or remedial claim; and

                  (v) any liability or obligation arising under any collective bargaining agreement, union contract, employment agreement or other agreement or understanding of any kind relating to employment of any employee or group of employees.

                  With respect to the Tape Office Leases, all rent and other payments paid in advance by the Seller to the landlords thereof under the terms thereof ("Prepaid Rent") shall be pro-rated as of the Closing Date, and Buyer shall reimburse Seller for Buyer's pro-rata share of said payments. Buyer's pro-rata share shall be determined as of the Closing Date by multiplying the Prepaid Rent for each Tape Office Lease by a fraction, the numerator of which shall be the number of days remaining in the month in which the Closing Date occurs (including the Closing Date) and the denominator shall be the total number of days in the month in which the Closing Date occurs.

         2.4. TAPE PURCHASE PRICE. In consideration of the sale, assignment, transfer, conveyance and delivery of the Tape Assets by Seller to Buyer and the execution and delivery of the Restrictive Covenant Agreement, at the Closing, Buyer shall pay to Seller the amounts set



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forth below (collectively, the "TAPE PURCHASE PRICE") subject to, and in accordance with, the following:

                  (a) The sum of $500,000 which shall be allocated as the purchase price for the Tape Goodwill Assets.

                  (b) The sum of $ ______ which shall be allocated as the purchase price for the Tape Fixed Assets.

                  (c) The purchase price for the Tape Inventory (the "TAPE INVENTORY PURCHASE PRICE") shall be determined as follows. On Saturday, June 19, 1999, Seller and Buyer shall jointly conduct a physical inventory count of all Tape Inventory located at the locations set forth on Schedule 2.4(c). Upon completion of such physical inventory count, the Tape Inventory List shall be updated to reflect the actual quantity of each product listed on the Tape Inventory List. Seller and Buyer shall jointly determine the purchase price for the Tape Inventory by multiplying the total quantity of each product set forth on the Tape Inventory List (as updated per the physical count) by the net product prices set forth on the Tape Inventory List. During the physical inventory, the Excluded Inventory shall be identified and segregated from the from the Tape Inventory and shall be deleted from the Tape Inventory List. Buyer shall be responsible for, and shall promptly thereafter arrange for, the shipping and delivery of the Tape Inventory to the Buyer warehouse(s) (except for the Tape Inventory located in the Tape Offices which shall remain in such locations). All shipping and delivery costs (and all risk of loss in transit) shall be borne by Buyer.

                  (d) The sum of $_______ for Seller's deposits on the Tape Office Leases.

                  (e) The foregoing shall be reduced by the amount of deposits, if any, under the Unfilled Tape Orders assumed by the Buyer.

                                  ARTICLE III

                             CLOSING OF TRANSACTION

         3.1. CLOSING. Subject to the conditions precedent set forth herein, the closing ("CLOSING") of the sale and purchase of the Tape Assets as described herein shall occur on Monday, June 21, 1999, or if the conditions precedent set forth in Articles VII and VIII hereof have not been satisfied or waived as of such date, then the Closing shall occur on the second business day following the satisfaction or waiver of the conditions precedent, or on such other date as the parties shall mutually agree (the "CLOSING DATE"). The Closing shall be held at 9:00 A.M. at the offices of Seller's counsel, Kerr, Russell and Weber, PLC, or at such other time and place as the parties shall mutually agree. Subject to the terms set forth herein, the Closing shall be deemed effective for all purposes as of the opening of business on the Closing Date.

         3.2. PAYMENT OF THE PURCHASE PRICE. At the Closing, Buyer shall pay to Seller, in cash by wire transfer to the attorney trust account of Seller's counsel (the "SELLER ACCOUNT"), the



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Tape Purchase Price. The Tape Purchase Price shall be held in escrow by
Seller's counsel and distributed as follows: (i) the amounts payable to John Evans under the Redemption Agreement (as defined in Section 7.9 below) shall be paid to him in accordance with the terms thereof, (ii) the amounts owing to the holders of any Encumbrance upon the Tape Assets shall be paid to such holders against release and termination of such Encumbrances and (iii) the balance shall be paid to the Seller and the Stockholder as provided herein.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller and the Stockholder hereby, jointly and severally, make the following representations and warranties to Buyer:

         4.1. ORGANIZATION AND QUALIFICATION. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Michigan with full corporate power and authority to own its properties and to carry on the Tape Business as now conducted. Schedule 4.1 sets forth the states or jurisdictions in which Seller is qualified or otherwise authorized to transact business as a foreign corporation.

         4.2. CAPITALIZATION. The Stockholder is the lawful record and beneficial owner of 75% of the issued and outstanding shares of capital stock of Seller. Except as disclosed on Schedule 4.2 hereof, Seller has no other shares or other securities which are authorized, issued and/or outstanding other than the shares of capital stock owned by the Stockholder. Seller does not own any capital shares or other proprietary interests, including without limitation, any shares of stock, partnership interests, joint venture interests, limited liability company interests, membership interests or other equity interests, directly or indirectly, in any Person. Seller has no subsidiaries and does not conduct the Tape Business under any assumed name, tradename, fictitious name or other identification other than the names set forth in Schedule 4.2 hereto.

         4.3. AUTHORITY; BINDING OBLIGATION. The Stockholder and Seller have all requisite power and authority to execute, deliver and perform their respective obligations under this Agreement and the Other Agreements and consummate the transactions contemplated herein and therein. The execution and delivery of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and stockholders of Seller, and no other action on the part of Seller or Stockholder is necessary to consummate the transactions contemplated hereby or thereby. This Agreement and the Other Agreements have been duly executed and delivered by the Stockholder and Seller and constitute the legal, valid and binding obligation of the Stockholder and Seller enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditor's rights' generally and to general equitable principles.

         4.4. NO VIOLATIONS Except as disclosed on Schedule 4.4 attached hereto, the execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated herein and therein by the Stockholder and Seller



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do not and will not, with or without the giving of notice or passage of time or both (a) violate, conflict with or result in the breach of any term or provision of, or require any notice, filing or consent under (i) the articles of incorporation, by-laws or other charter documents of Seller, (ii) any statutes, laws, rules, regulations, ordinances or permits of any Governmental Authority applicable to the Stockholder or Seller or (iii) any Governmental Order binding upon Seller or the Stockholder or any of their respective properties or assets; (b) conflict with or result in the breach of any term or provision of, require any notice or consent under, give rise to a right of termination of, constitute a default under, result in the acceleration of, or give rise to a right to accelerate any obligation under, any loan agreement, mortgage, indenture, financing agreement, lease or any material contract, agreement or instrument to which Seller or any Stockholder is a party or by which any of their respective properties or assets are bound; or (c) result in any Encumbrance on any of the Tape Assets.

         4.5. FINANCIAL STATEMENTS Seller has furnished to Buyer certain financial information regarding the Tape Business which is described on
Schedule 4.5 hereto (the "TAPE FINANCIAL STATEMENTS"). The Tape Financial Statements (i) were prepared in all material respects in accordance with the books of account and other financial records of Seller and (ii) fairly present the financial condition and results of operations for the Tape Business and Loading Business as of the dates and for the periods covered thereby.

         4.6. BOOKS OF ACCOUNTS. The books of account and other financial records of the Tape Business maintained by Seller and made available to Buyer
(i) reflect all items of income and expense and all assets and liabilities required to be reflected therein, (ii) are in all material respects complete and correct and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with sound accounting practices.

         4.7. INVENTORY. Except as disclosed on Schedule 4.7 attached hereto, the Tape Inventory is in the physical possession and control of Seller and stored at the locations set forth on Schedule 2.4(c). Subject to amounts reserved therefor, the value at which the Tape Inventory is carried in the Tape Financial Statements reflect the historical inventory valuation policy of Seller of stating such inventory at the lower of their cost or market value in accordance with GAAP consistently applied. Seller has, and is conveying to Buyer at the Closing, good and marketable title to all of the Tape Inventory, free and clear of all Encumbrances. The Tape Inventory does not include any items (i) held by the Seller on consignment for others or (ii) held by third parties on consignment from the Seller.

         4.8. ASSETS. Except as disclosed on Schedule 4.8 attached hereto, Seller has, and is conveying to Buyer at the Closing, good and marketable title to all of the Tape Assets, free and clear of all Encumbrances.

         4.9. CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 4.9, since the date of the most recent balance sheet included in the Tape Financial Statements (the "BALANCE SHEET DATE"), (i) there has not been any change in the assets, customer or supplier relations, operations, results of operations, prospects or condition (financial or otherwise) of the Tape Business, including, without limitation, any damage or destruction of property by fire or other casualty, which change would have a Material Adverse Effect and (ii)



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the Tape Business has been conducted in all material respects in the ordinary course and consistent with past practice.

         4.10. LITIGATION. Except as disclosed on Schedule 4.10, there are no Actions pending or, to Seller's or the Stockholder's knowledge, threatened, against the Seller and which relate to the Tape Business. Neither Seller, nor any of its assets or properties, is subject to any Governmental Order (nor, to the knowledge of Seller or the Stockholder, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or would have a Material Adverse Effect.

         4.11. COMPLIANCE WITH LAWS. To the best of Seller's and the Stockholder's knowledge, Seller has conducted the Tape Business in accordance with all applicable laws, ordinances, statutes, rules, regulations and Governmental Orders applicable to it or any of its Tape Business properties or assets, and Seller is not in violation of any such law, ordinance, statute, rule, regulation or Governmental Order.

         4.12.    ENVIRONMENTAL AND OTHER PERMITS AND LICENSES; RELATED MATTERS.

                  (a) To the best of Seller's and the Stockholder's knowledge, Seller currently holds all health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "PERMITS"), including, without limitation, Environmental Permits, necessary or proper for the current operation or conduct of the Tape Business, and all such Permits and Environmental Permits are in full force and effect. Seller has not received any notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any such Permit or providing written notice of violations under any Environmental Law. To the best of Seller's and the Stockholder's knowledge, Seller is in all material respects in compliance with all applicable Permits, all applicable Environmental Laws and the requirements of all applicable Environmental Permits.

                  (b) To the best of Seller's and the Stockholder's knowledge, in conducting the Tape Business (i) Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, or released (as "release" is defined under any applicable Environmental Law) on any real property owned, leased or occupied by Seller; (ii) Seller has disposed of all wastes, including those containing Hazardous Materials, in compliance with all applicable Environmental Laws and Environmental Permits; and (iii) there are no past, pending or threatened Environmental Claims, nor any basis for asserting the same, against any Seller.

         4.13.    MATERIAL TAPE CONTRACTS.

                  (a) Schedule 4.13 lists each of the following material contracts and agreements to which Seller is a party and which relate to the Tape Business (such contracts and agreements being collectively referred to herein as the "MATERIAL TAPE CONTRACTS"):

                           (i) all contracts, agreements and other arrangements,
whether oral or written, with any customer or supplier for the purchase or sale of inventory, other than (1) open purchase or sale orders arising in the ordinary course of the Tape Business consistent with past



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practice, and (2) vendor contracts which are terminable, without penalty, by the vendor without cause;

                           (ii) all broker, distributor, dealer, agency, sales
and other contracts pursuant to which any Person (other than employees of the Seller) are retained or compensated by the Seller for the purpose of or based upon sales of products on behalf of the Seller or for the Seller's account;

                           (iii) all contracts and agreements with any
Governmental Authority to which Seller is a party;

                           (iv) all contracts and agreements with manufacturers
under which Seller is designated as an exclusive distributor;

                           (v) all contracts and agreements that limit the
ability of Seller to compete in any line of business or with any Person or entity or in any geographic area or during any period of time;

                           (vi) all other contracts, agreements and other
arrangements (excluding ordinary vendor contracts), whether or not made in the ordinary course of the Tape Business, which if terminated by the other party thereto (with or without notice and with or without cause) would cause a Material Adverse Effect .

                  (b) Seller has delivered to the Buyer true, correct and complete copies of each of the Tape Office Leases, Tape Equipment Leases and Unfilled Tape Orders and each (i) is in full force and effect and is valid and binding on the Seller and, to the Seller and the Stockholder's knowledge, on the other parties thereto and (ii) will, upon obtaining the requisite consent thereto, be assignable to Buyer without penalty or other change in any of the terms thereof.

         4.14. CUSTOMERS. Schedule 4.14 hereto sets forth a true, correct and complete list of the names of the top 25 customers of the Tape Business (by revenue) during (i) each quarterly period for the 18 months ended February 28, 1999 and (ii) the period from March 1, 1999 to April 23, 1999. Except as set forth on Schedule 4.14, Seller is not engaged in any disputes with any such customers (except for minor bill adjustments and similar disputes in the ordinary course of business) and neither the Seller nor the Stockholder has any reason to believe that the Buyer will not be able to continue to do business with such customers.

         4.15. SUPPLIERS. Schedule 4.15 hereto sets forth a true, correct and complete list of the names of the top ten suppliers of the Tape Business (by purchase order dollar amount) during (i) the fiscal year ended August 31, 1998 and (ii) the period from September 1, 1998 to April 23, 1999.

         4.16. BROKERS. Except for fees required to be paid to P&M Corporate Finance, L.L.C., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Stockholder. The Seller shall pay all fees required to be paid to P&M Corporate Finance. L.L.C.

         4.17. TRADENAMES. To the Seller's and the Stockholder's knowledge, Seller has the right to use and transfer the names "Producers Tape Service", "All Media" and "Producers Tape Service/All Media" in the jurisdictions in which it is qualified to do business, none of which is subject to any license agreement or other arrangement or understanding pursuant to which any other party has any right or interest therein. No claim is pending or, to the Seller's and the Stockholder's knowledge, threatened, to the effect that such tradenames, or the Seller's use thereof, infringes upon, conflicts with or impairs any asserted rights of any other party.

         4.18. FULL DISCLOSURE. Neither Seller nor the Stockholder have knowledge of any facts pertaining to Seller or the Tape Business which could have a Material Adverse Effect and which have not been disclosed in this Agreement or any of the Schedules hereto (except for general economic conditions or factors affecting the industry as a whole in which the Tape Business operates). No representation or warranty of Seller or the Stockholder in this Agreement, or any Schedules hereto, or any certificate furnished to Buyer pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller and the Stockholder as follows:

         5.1. ORGANIZATION AND QUALIFICATION. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Illinois with full corporate power and authority to own its properties and to carry on its business as now conducted.

         5.2. CAPITALIZATION. Buyer is a wholly owned subsidiary of Daisytek Incorporated.

         5.3. AUTHORITY; BINDING OBLIGATION. Buyer has all requisite power and authority to execute, deliver and perform its respective obligations under this Agreement and the Other Agreements and consummate the transactions contemplated herein and therein. The execution and delivery of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and stockholder of Buyer, and no other action on the part of Buyer is necessary to consummate the transactions contemplated hereby or thereby. This Agreement and the Other Agreements have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditor's rights' generally and to general equitable principles.

         5.4. NO VIOLATIONS The execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated herein and therein by Buyer do not and will not, with or without the giving of notice or passage of time or both (a) violate, conflict with or result in the breach of any term or provision of, or require any notice, filing or consent under (i) the certificate or articles of incorporation, by-laws or other charter documents of Buyer, (ii) any statutes, laws, rules, regulations, ordinances or permits of any Governmental Authority applicable to Buyer or
(iii) any Governmental Order binding upon Buyer or any of its properties or assets; (b) conflict with or result in the breach of any term or provision of, require any notice or consent under, give rise to a right of termination of, constitute a default under, result in the acceleration of, or give rise to a right to accelerate any obligation under, any loan agreement, mortgage, indenture, financing agreement, lease or any other contract, agreement or instrument to which Buyer is a party or by which any of its properties or assets are bound; or (c) result in any Encumbrance on any of the properties or assets of Buyer.

         5.5. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

         5.6. FULL DISCLOSURE. No representation or warranty of Buyer in this Agreement, or any certificate furnished to Seller pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         5.7 LITIGATION. There are no Actions pending or, to Buyer's knowledge, threatened, against Buyer which would or could adversely affect Buyer's ability to consummate the transactions contemplated hereunder or relate to the Tape Business. Buyer is not subject to any Governmental Order (nor, to the knowledge of Buyer, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or would have an adverse effect on Buyer's ability to consummate the transactions contemplated hereunder.

                                   ARTICLE VI
                      CONDUCT OF BUSINESS PENDING CLOSING

         From and after the date of this Agreement and until the Closing, or the earlier termination of this Agreement in accordance with the terms hereof, the Seller covenants that it will comply (and the Stockholder covenants to cause the Seller to comply) with the following:

         6.1. BUSINESS IN THE ORDINARY COURSE. The Seller shall carry on the Tape Business in the ordinary course consistent with past practice and shall not, without the prior written consent of Buyer, make or institute any new, unusual or novel methods of purchase, sale, lease, management, billing or operation or engage in any material activity not heretofore conducted by the Seller, including without limitation, the entering into of any material contract or agreement or engaging in any material transaction not in the ordinary course of the Tape Business, the pledging or encumbering of any of the Tape Assets, the amendment or modification of any of the Tape Office Leases or Tape Equipment Leases (except as contemplated herein), or any other transaction, action or step which may have a Material Adverse Effect upon the Tape Business.

         6.2. FULL ACCESS.

              (a) Seller shall provide the Buyer and its officers, directors, employees, attorneys, accountants, consultants, agents and other representatives reasonable access to, and the right to review, inspect and appraise during normal business hours, all of its premises, properties, assets, records, material contracts and other documents, instruments and agreements and, with the Seller's prior consent (which shall not be unreasonably withheld or delayed), consult with the officers, directors, employees, customers, suppliers, vendors, and other representatives of the Seller for the purpose of conducting such investigation of the Tape Business and the operations, assets, properties and condition (financial or otherwise) of Seller as Buyer shall desire to conduct, provided that such investigation shall not unreasonably interfere with the Seller's business operations and shall only be with respect to the Tape Business.

              (b) The Buyer agrees to comply with and be bound by the terms of the Confidentiality Agreement executed by Buyer which shall remain in full force and effect in accordance with its terms.

         6.3. STANDSTILL. Seller and the Stockholder shall not enter into any letter of intent or agreement with any Person (other than Buyer) with respect to any, direct or indirect, sale or disposition of the Tape Assets (other than sales of Tape Inventory in the ordinary course of the Tape Business) or any, direct or indirect, sale or disposition of the Tape Business or any material part thereof.

         6.4. EMPLOYEES AND BUSINESS RELATIONS. The Seller shall use its best efforts to keep available the services of the Tape Business employees listed on
Schedule 10.2 and maintain its relations and good will with all material suppliers and customers.

         6.5. NOTICE OF DEVELOPMENTS. Prior to the Closing, the Seller shall give prompt notice to the Buyer of (i) the occurrence of a Material Adverse Effect, (ii) any material development affecting the ability of the Seller or the Stockholder to consummate the transactions contemplated by this Agreement, and (iii) any development causing any breach of a representation or warranty or covenant of the Seller in this Agreement or which would have the effect of making any representation or warranty of the Seller in this Agreement false or misleading in any material respect.

         6.6. TAPE OFFICE LEASES. The Seller shall request (i) the consent of the Landlord of the Kansas Office to the assignment of the Kansas Office Lease, substantially in the form of the Assignment and Estoppel (the "KANSAS LEASE CONSENT") attached hereto as EXHIBIT C and (ii) the consent of the Landlord of the Detroit Office to the modification of the Detroit Office Lease so that premises located at 395 E. Elmwood are leased by the Buyer and the premises located at 405 E. Elmwood remain leased by the Seller, substantially in the form of the Lease Modification and Assignment (the "DETROIT LEASE AMENDMENT") attached hereto as EXHIBIT D.

                                  ARTICLE VII
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or waiver by the Seller, prior to or at the Closing, of each of the following conditions precedent:

         7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Buyer contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties were made or given on and as of such date (other than such representations and warranties as are made as of another specified date, which shall be true and correct as of such other specified date).

         7.2. PERFORMANCE OF OBLIGATIONS. Buyer shall have performed and complied with all of the covenants, agreements and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

         7.3. COMPLIANCE CERTIFICATE. Buyer shall have delivered to Seller on the Closing Date a certificate signed by an authorized officer thereof and dated as of the Closing Date to the effect that each of the representations and warranties of Buyer contained in this Agreement is true, correct and complete as of the Closing Date (other than such representations and warranties as are made as of another specified date, which shall be true and correct as of such other specified date), and Buyer has complied with, fulfilled and performed each of the covenants, terms and conditions to be complied with, fulfilled or performed by it under this Agreement on or prior to the Closing Date

         7.4. ABSENCE OF LITIGATION. No Action shall be threatened or pending on the Closing Date in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.5. REQUIRED CONSENTS AND APPROVALS . Each Governmental Authority and all other Persons whose approval, consent or waiver may be necessary or required with respect to the transactions contemplated herein shall have given or granted such approval, consent or waiver (including Seller's receipt of a duly executed Kansas Lease Consent and Detroit Lease Amendment).

         7.6. RESOLUTIONS. The Seller shall have received a true and complete copy, certified by the Secretary or Assistant Secretary of Buyer, of the resolutions duly adopted by the Board of Directors of Buyer evidencing its authorization of the execution and delivery of this Agreement and the Other Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby.

         7.7. OTHER AGREEMENTS. The Buyer shall have executed and delivered the Other Agreements to which it is a party.

         7.8. CLOSING PAYMENT. The Buyer shall have delivered to the Seller Account the applicable payment set forth in Section 3.2.

         7.9 EVANS AGREEMENTS. The Seller and the Stockholder shall have received a duly executed copy of (i) a Stock Purchase and Mutual Release Agreement (the "REDEMPTION AGREEMENT"), substantially in the form of EXHIBIT E attached hereto, pursuant to which, among other things, the Stockholder shall purchase all of the shares of capital stock of the Seller owned by John Evans ("EVANS") and (ii) a Restrictive Covenant Agreement (the "EVANS RESTRICTIVE COVENANT"), substantially in the form of EXHIBIT F attached hereto, pursuant to which Evans shall agree to comply with a restrictive covenant for the benefit of the Seller and the Buyer.

                                  ARTICLE VIII
                  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or waiver by the Buyer, prior to or at the Closing, of each of the following conditions precedent:

         8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Seller and the Stockholder contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties were made or given on and as of such date (other than such representations and warranties as are made of another specified date, which shall be true and correct as of such other specified date).

         8.2. PERFORMANCE OF OBLIGATIONS. Seller and the Stockholder shall have performed and complied with all of the covenants, agreements and conditions required by this Agreement to be performed and complied with by them prior to or on the Closing Date.

         8.3. COMPLIANCE CERTIFICATE. Seller shall have delivered to Buyer on the Closing Date a certificate signed by or on behalf of Seller and the Stockholder and dated as of the Closing Date to the effect that each of the representations and warranties of Seller and the Stockholder contained in this Agreement is true, correct and complete as of the Closing Date (other than such representations and warranties as are made of another specified date, which shall be true and correct as of such other specified date), and Seller and the Stockholder have complied with, fulfilled and performed each of the covenants, terms and conditions to be complied with, fulfilled or performed by them under this Agreement on or prior to the Closing Date.

         8.4. ABSENCE OF LITIGATION. No Action shall be threatened or pending on the Closing Date in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         8.5. REQUIRED CONSENTS AND APPROVALS . Each Governmental Authority and all other Persons whose approval, consent or waiver may be necessary or required with respect to the transactions contemplated herein shall have given or granted such approval, consent or waiver.

         8.6. RESOLUTIONS. The Buyer shall have received a true and complete copy, certified by the Secretary or Assistant Secretary of the Seller, of the resolutions duly adopted by the Board of Directors of the Seller, and approved by the requisite stockholders of the Seller, evidencing its authorization of the execution and delivery of this Agreement and the Other Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby.

         8.7. TAPE OFFICE LEASES. The Buyer shall have received the Kansas Lease Consent and the Detroit Lease Amendment duly executed by the respective landlords and other parties thereunder.

         8.8. PAYOFF LETTERS. The Buyer shall have received payoff letters from the holders of any Encumbrances upon the Tape Assets, including without limitation, Standard Federal Bank, Sony Electronics, Inc. and Fuji Photo Film U.S.A., Inc., setting forth (i) the amount necessary to repay such creditors in full as of a date no later than the last day of the month immediately preceding the Closing Date, (ii) the address to which such payment should be delivered and (iii) the agreement of such creditors that upon its receipt (and collection) of such amount and such further amount as may be determined to be due and owing as of the Closing Date, all Encumbrances upon the Tape Assets shall be released and such creditors shall execute and deliver such termination statements and releases as the Buyer may reasonably request to evidence the foregoing.

         8.9. EVANS AGREEMENTS. The Buyer shall have received (i) a duly executed copy of the Redemption Agreement and the Evans Restrictive Covenant and (ii) evidence of payment to Evans of the amounts to be paid to him under the aforesaid agreements.

         8.10 OTHER AGREEMENTS. The Buyer shall have received duly executed copies of each of the Other Agreements.

         8.11. NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect shall have occurred between the date hereof and the Closing Date.

                                   ARTICLE IX
                         TERMINATION AND OTHER MATTERS

         9.1. TERMINATION OF AGREEMENT FOR FAILURE OF CONDITIONS PRECEDENT

              (a) In the event that (i) any one or more of the conditions precedent set forth in Articles VII or VIII hereof are not fulfilled on or before June 30, 1999 or (ii) the Closing shall not have occurred within the time frame provided under Section 3.1 (in each case, or such extended date as may be mutually agreed to by the Buyer and the Seller), then the party for whose benefit such conditions run shall have the right, at its election and by written notice to the other party, to terminate this Agreement. In the event that this Agreement is so terminated, the parties hereto shall be released from all further obligations and liabilities hereunder (except those expressly stated to survive any termination of this Agreement) and this Agreement shall otherwise be of no further force or effect.

              (b) In the event this Agreement is terminated by any party hereto (the "TERMINATING PARTY") by reason of an intentional material default of the other (the "DEFAULTING PARTY"), then, in addition to any other right or remedy available to the Terminating Party at law or in equity, the Defaulting Party shall reimburse the Terminating Party for all of the Terminating Party's out-of-pocket costs and expenses (including, but not limited to, attorneys', accountants' and consultants' fees) in connection with this Agreement and the transactions contemplated hereby.

         9.2. FEES AND EXPENSES. Except as otherwise provided in 9.1(b) hereof, all legal, accounting, investment banking and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         9.3. TAXES. Each party and their respective Affiliates shall be liable for all federal, state and local taxes on capital gains, transfer, documentary, stamp and other similar taxes which may be due or payable by it in connection with the consummation of the transactions contemplated hereunder.

                                   ARTICLE X
                        ACTIONS TO BE TAKEN POST-CLOSING

         10.1. CHANGE OF NAME. As promptly as possible following the Closing, the Seller will take all steps necessary to cease using the names "Producers Tape Service", "All Media", "Producers Tape Service/All Media" and all other names, tradenames, fictitious names and other business identifiers used by the Seller in conducting the Tape Business.

         10.2. OFFER OF EMPLOYMENT. Seller shall not interfere with the ability of the Buyer to offer employment to the employees listed on Schedule 10.2 hereto (the "TAPE EMPLOYEES"); provided, however, that all accrued employee wages, compensation and benefits for all periods prior to, and as of, the Closing Date shall remain the responsibility of the Seller. This Section shall not be construed as a promise of employment, nor shall any Tape Employee be deemed a third-party beneficiary hereof.

         10.3. ACCOUNTS RECEIVABLE. Following the Closing, in the event either party shall receive any checks or other payments (i) which are designated (by invoice number or otherwise) by the payor thereof as payment for accounts receivable owing by the payor to the other party, the receiving party shall hold the same in trust for, and promptly forward the same to, the proper party or (ii) which are not designated (by invoice number or otherwise) by the payor thereof as payment for accounts receivable owing by the payor to the other party, the receiving party and the other party shall jointly contact the payor to determine the proper designation of such payment and, until and upon such designation, the receiving party shall hold the same in trust for, and promptly forward the same to, the proper party.

         10.4. ACCESS TO BOOKS AND RECORDS. Buyer agrees that for a period of three years following the Closing Date, Buyer shall retain all of the books, records, sales orders and any other documents or data (collectively "Records") delivered by Seller to Buyer in connection with this Agreement and that Seller shall have the right to inspect or obtain copies of such Records upon reasonable request. Following such three year period, Buyer may destroy all or any portion of such Records, provided that Buyer shall so notify Seller and shall provide Seller with the reasonable opportunity to remove such Records.

                                   ARTICLE XI
                                INDEMNIFICATION

         11.1. INDEMNIFICATION BY SELLER AND THE STOCKHOLDER. Subject to the limitations set forth in Section 11.3, from and after the Closing, Seller and the Stockholder shall, jointly and severally, but subject to the limitations hereof, reimburse, indemnify and hold harmless Buyer and its officers, directors, employees, agents, representatives and successors and assigns from and against and in respect of each of the following:

              (a) any and all damages, losses, deficiencies, liabilities, claims, demands, charges, costs and expenses of every nature and character whatsoever, including, without limitation, reasonable attorneys' fees and costs (collectively, the "LOSSES") that result from, relate to or arise out of (i) the Retained Tape Liabilities, or (ii) any misrepresentation or breach of warranty or covenant of Seller or the Stockholder in this Agreement, or any of the Schedules provided hereunder; and

              (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses incident to any of the foregoing or to the Buyer's successful enforcement of this Section.

         11.2. INDEMNIFICATION OF SELLER AND THE STOCKHOLDER. From and after the Closing, Buyer shall, subject to the limitations hereof, reimburse, indemnify and hold harmless Seller and the Stockholders and each of their respective officers, directors, employees, agents, representatives and heirs, estate, successors and assigns from and against and in respect of each of the following:

              (a) any and all Losses that result from, relate to or arise out of (i) the Assumed Tape Liabilities, or (ii) any misrepresentation or breach of warranty or covenant of Buyer in this Agreement; and

              (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses incident to any of the foregoing or to the Seller's successful enforcement of this Section.

         11.3. LIMITATIONS ON LOSSES.

              (a) In case any event shall occur that would otherwise entitle any party to assert a claim for indemnification hereunder, no Losses shall be deemed to have been sustained by such party to the extent of (i) any actual tax savings realized by such party with respect thereto or (ii) any proceeds (net of deductibles, taxes and collection costs) received by such party from any insurance policies maintained by or on behalf of such party with respect to such Losses. The parties agree to submit a claim under such insurance policies prior to or promptly following making a request for indemnification hereunder.

              (b) The aggregate liability of (i) Seller shall not exceed the Tape Purchase Price (and the Buyer shall have the right to offset any Losses against amounts owing by the Buyer to the Seller under any other business transaction or relationship between the Buyer and the Seller) and (ii) the Stockholder shall not exceed $500,000.

              (c) The sum of all Losses incurred by an Indemnified Party must exceed $50,000 before such party shall be entitled to indemnification hereunder; provided, however, once such Losses exceed $50,000, such party shall be entitled to indemnification for all Losses, including the first $50,000.

              (d) No party shall have any liability hereunder in respect of claims (excluding Third Party Claims, as defined below) asserted against any Indemnified Party on or after one year from the Closing Date; provided, however, the representations and warranties of each party relating to title to the assets being sold by it hereunder shall survive indefinitely. The limitation set forth in this paragraph shall not apply to any claim asserted in writing on or before such one year anniversary.

              (e) The limitations set forth herein shall not apply in the case of a fraudulent or intentional misrepresentation by any party.

         11.4. NOTICE.

              (a) Section to the limitations set forth in Section 11.3 above, promptly after receipt by an Indemnified Party of notice of the assertion of any claim by a Person not a party to this Agreement (a "THIRD PARTY Claim") with respect to which such Indemnified Party expects to make a request for indemnification hereunder, such Indemnified Party shall give the Indemnifying Party written notice describing such claim in reasonable detail. The Indemnifying Party shall, upon receipt of such notice, be entitled to participate in or, at the Indemnifying Party's option, assume the defense, appeal or settlement of, such claim with respect to which such indemnity has been invoked with counsel selected by it and approved by the Indemnified Party (such approval not to be unreasonably withheld), and the Indemnified Party will fully cooperate with the Indemnifying Party in connection therewith; provided, that the Indemnified Party shall be entitled to employ separate counsel (at the expense of the Indemnifying Party) to represent such Indemnified Party if counsel selected by the Indemnifying Party cannot, by reason of any actual or deemed conflict of interest, adequately represent the interests of the Indemnified Party. In the event that the Indemnifying Party fails to assume the defense, appeal or settlement of such claim within 20 days after receipt of notice thereof from the Indemnified Party, the Indemnified Party shall have the right to undertake the defense or appeal of, or settle or compromise, such claim on behalf of and for the account and risk of the Indemnifying Party. The Indemnifying Party shall not settle or compromise any such claim without the Indemnified Party's prior written consent, unless the terms of such settlement or compromise release the Indemnified Party from any and all liabilities with respect to such Third Party Claim.

              (b) Any indemnifiable claim that is not a Third Party Claim shall be asserted by written notice to the Indemnifying Party. If the Indemnifying Party does not respond to such notice within 30 days, it shall have no further right to contest the validity of such claim.

         11.5. SURVIVAL; EXCLUSIVE REMEDY. Notwithstanding any right of any party to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any certificate, financial statement or other document delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in this Article XI. No person shall have a right to recovery against any party (or any officer, director, employee or agent of a party) other than through the exercise of the indemnification rights set forth herein, which shall constitute the sole and exclusive remedy after the Closing for any breach by a party of any representation, warranty or covenant contained herein or in any certificate or other instrument delivered pursuant hereto, other than a fraudulent or intentional breach, as to which each party shall have all rights and remedies available at law or in equity.

                                  ARTICLE XII
                                 MISCELLANEOUS

         12.1. COVENANT OF FURTHER ASSURANCES. The parties hereto covenant and agree to execute and deliver any and all additional writings, instruments and other documents and take such further actions as shall be reasonably required or requested to effectuate the terms and conditions of this Agreement.

         12.2. ENTIRE AGREEMENT. This Agreement and the Other Agreements and the other agreements and instruments described herein represent the entire agreements between the parties hereto and thereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and communications with respect thereto.

         12.3. ASSIGNMENT AND BINDING EFFECT. Neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the express written consent of the others and any attempted assignment in violation thereof shall be null and void; provided, however, that the rights and obligations of Buyer hereunder may be assigned to any Affiliate of Daisytek Incorporated; provided, however, Buyer shall remain the primary obligor and the assignee shall be the secondary obligor with respect to all of its obligations hereunder. In addition, title to any or all of the Tape Assets may be taken in the name of any Affiliate of Daisytek Incorporated. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors or permitted assigns or the Indemnified Parties (who shall be deemed third party beneficiaries hereof) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         12.4. AMENDMENT OR MODIFICATION. This Agreement may not be waived, amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by Seller and Buyer.

         12.5. SEVERABILITY. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect, nor shall it affect their validity or enforceability in any other jurisdiction. To the extent permitted by law, each party hereto waives any provision of law which renders any provision hereof unenforceable in any respect.

         12.6. NOTICES. All notices, requests, demands or other communications under or with respect to this Agreement shall be in writing and shall be given by hand, by telecopy with request for acknowledgment or confirmation of receipt, by Federal Express or other nationally recognized overnight delivery service providing for receipt against delivery (delivery charges prepaid) or by certified or registered U.S. Mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given and effective upon the earlier of
(i) its actual receipt (or acknowledgment or confirmation of receipt), (ii) the next business day after having been sent by Federal Express or similar nationally recognized overnight delivery service providing for receipt against delivery, delivery charges prepaid, or (iii) three days after having been sent by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:

         If to Seller:

         Stage 4 Productions, Inc.
         405 E. Elmwood Avenue
         Troy, Michigan 48084
         Attn:    William Gutherie

         - with a copy to -

         Kerr, Russell and Weber, PLC
         500 Woodward Avenue, Suite 2500
         Detroit, Michigan 48226
         Attn: Richard C. Buslepp, Esquire
         Telecopier: 313-961-0388

         If to Buyer:

         The Tape Company, Inc.
         c/o Daisytek Incorporated
         500 North Central Expressway
         Plano, TX  75074
         Attention:  Tom Madden
         Telecopier:  972-423-1108

         - with a copy to -

         Wolff & Samson, P.A.
         5 Becker Farm Road
         Roseland, New Jersey  07068
         Attention:  Morris Bienenfeld, Esq.
         Telecopier:  973-740-1407


Any such Person by written notice to each of the others listed in this Section in accordance herewith may change the address to which notices may be directed, but such notice shall be deemed duly given and effective only upon actual receipt thereof.

         12.7. WAIVERS AND EXTENSIONS. Any waiver by any party hereto of any provision or condition of this Agreement or breach thereof or any extension of time granted by any party under this Agreement shall not be construed or deemed to be a waiver of any other provision or condition of this Agreement or breach thereof or extension of time with respect thereto or a waiver of a subsequent breach of or subsequent extension of time with respect to same provision or condition.

         12.8. GOVERNING LAW. This Agreement shall be governed by, and be construed in accordance with, the laws of the State of Michigan without regard to the conflicts of laws principles thereof.

         12.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement but all of which taken together shall constitute one and the same instrument.

         12.10. CAPTIONS AND HEADINGS. The captions, section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.11. EXHIBITS AND SCHEDULES. All Exhibits annexed hereto, and all Schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein.

         12.12. CONSTRUCTION. The parties hereto hereby acknowledge and agree that they and their respective counsel have independently reviewed and made amendments to this Agreement and that the normal rule of construction, whereby ambiguities are to be resolved against the drafting party, shall be inapplicable to this Agreement.

         12.13. PUBLICITY. Except as otherwise required by applicable laws or regulations, no party hereto nor any Affiliate thereof, shall issue any press release or make any other public statement regarding the transactions described in this Agreement without obtaining the prior approval of the other parties hereto to the contents and the manner of presentation and publication thereof, such consent not to be unreasonably delayed or withheld.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                             THE TAPE COMPANY, INC.


                             By:
                                -----------------------------------
                                Name:
                                Title:


                             STAGE 4 PRODUCTIONS,  INC. (D/B/A
                             PRODUCERS TAPE  SERVICE/ALL  MEDIA,
                             INC.)


                             By:
                                -----------------------------------
                                Name: William Gutherie
                                Title: President

                             STOCKHOLDER:


                             --------------------------------------
                             WILLIAM T. GUTHERIE